EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FIRST QUARTER 2007 RESULTS
Suwanee, Ga. (April 25, 2007) ARRIS Group, Inc. (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony and next generation high-speed data solutions across the broadband local access network, today announced preliminary and unaudited financial results for the first quarter 2007.
Financial Highlights:
•	Revenues were $235.3 million for the first quarter 2007, up 13.0% as compared to $208.3 million in the first quarter 2006 and up slightly as compared to $234.6 million in the fourth quarter 2006.

•	Operating income in the first quarter 2007 was $26.0 million and compares to $19.6 million in the first quarter 2006 and $28.5 million in the fourth quarter 2006.

•	Net income in the first quarter 2007 was $37.6 million or $0.34 per diluted share and compares to net income of $20.7 million or $0.19 per diluted share in the first quarter 2006 and to net income of $70.3 million or $0.64 per diluted share in the fourth quarter 2006. The first quarter 2007 reflected certain after tax benefits associated with the termination of the proposed TANDBERG Television transaction as discussed below. Excluding these items, net income per diluted share in the first quarter 2007 was $0.20 (a non-GAAP measure).

•	Gross margins were 29.2% in the first quarter 2007 as compared to 27.1% in the first quarter 2006 and 29.3% in the fourth quarter 2006.

•	Cash, cash equivalents, and short-term investments at the end of the first quarter 2007 were $575.9 million, up significantly from $165.8 million at the end of the first quarter 2006 and $549.2 million at the end of the fourth quarter 2006, and include approximately $276.0 million raised in the 2% Convertible Senior Notes offering completed in November 2006. Cash used by operating activities was $4.0 million in the first quarter 2007.

•	Book-to-bill ratio improved sharply to 1.33 in the first quarter as compared to 1.01 in the first quarter 2006 and 0.87 in the fourth quarter 2006.

Financial details:
Revenues were $235.3 million for the first quarter 2007, up 13.0% as compared to $208.3 million in the first quarter 2006 and up slightly as compared to $234.6 million in the fourth quarter 2006. Demand for the Company’s Voice over IP (VoIP) and high speed data products remains robust as cable operators’ have announced increases in capital spending plans and market acceptance of aggressive Multi System Operators (MSOs) marketing plans for voice, data and video services in 2007.
Net income in the first quarter 2007 was $37.6 million, or $0.34 per diluted share, as compared to the first quarter 2006 net income of $20.7 million, or $0.19 per diluted share, and the fourth quarter 2006 net income of $70.3 million, or $0.64 per diluted share. The first quarter 2007 results include after tax benefits, net of expenses, of $17.4 million, or $0.16 per diluted share, related to a termination fee and foreign exchange gains associated with the proposed TANDBERG Television transaction which was terminated in March 2007. Excluding the benefits associated with the termination of the TANDBERG Television transaction and certain other items, net income in the first quarter was $0.20 per diluted share. Fourth quarter 2006 net income, as previously disclosed, includes $38.8 million, or $0.35 per diluted share, of certain tax benefits, in particular, a reduction in valuation allowances related to deferred tax assets. A reconciliation of GAAP to non-GAAP earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com). As previously disclosed, the Company began recording income tax expense at full rates in the first quarter 2007.
Broadband product revenues were $80.2 million in the first quarter 2007 as compared to $85.4 million in the first quarter of 2006 and $92.4 million in the fourth quarter 2006 reflecting the phase-out of CBR telephony product sales. Supplies & CPE product revenues were $155.1 million in the first quarter, up 26.1% as compared to $122.9 million in the first quarter 2006 and up 9.1% as compared to $142.2 million in the fourth quarter of 2006. International sales were $60.5 million in the first quarter and compare to $51.0 million in the first quarter 2006 and $59.9 million in the fourth quarter 2006. Backlog at the end of the first quarter was $169.7 million compared to $168.9 million and $92.7 million at the end of the first quarter 2006 and the fourth quarter 2006, respectively. Bookings in the first quarter 2007 were $312.2 million as compared to $210.8 million in the first quarter 2006 and $205.2 million in the fourth quarter 2006. The book-to-bill ratio in the first quarter was approximately 1.33 as compared to 1.01 in the first quarter 2006 and 0.87 in the fourth quarter 2006.
Gross margins were 29.2% in the first quarter 2007, up from 27.1% in the first quarter 2006 and essentially even with fourth quarter 2006 gross margin. Sequential improvements in gross margin were achieved in both product categories. Gross margins of Broadband products were 48.3% in the first quarter 2007 and compare to 46.2% in the fourth quarter of 2006. Gross margins of the Supplies & CPE products were up 110 basis points to 19.4% in the first quarter 2007 as compared to 18.3% in the fourth quarter 2006. Operating expenses were $42.8 million in the first quarter 2007 which included equity compensation expense of approximately $2.5 million, $0.4 million of adjustments to increase restructuring reserves related to real estate leases, income of approximately $(0.4) million related to a gain on previously written off receivables, and $1.5 million of licensing fees related to Fixed Mobile Convergence development. Operating expenses were $36.9 million in the first quarter 2006 which included equity compensation expense of approximately $2.1 million, $0.3 million of adjustments to increase restructuring reserves related to real estate leases, and income of $(0.5) million related to a gain on previously written off receivables. Operating expenses in the fourth quarter 2006 were $40.2 million, which included equity compensation expense of approximately $2.2 million and $1.9 million of adjustments to increase restructuring reserves related to real estate leases. Research and development costs included in operating expenses were $18.1 million in the first quarter 2007 and compare to $15.6 million in the fourth quarter of 2006, the increase primarily related to licensing fees for Fixed Mobile Convergence development.
The Company ended the first quarter 2007 with $575.9 million of cash, cash equivalents, and short-term investments, up from the fourth quarter 2006 level of $549.2 million and up from the first quarter 2006 level of $165.8 million. Approximately $4.0 million was used by operating activities in the first quarter 2007, reflecting timing related changes in working capital. Approximately $23.0 million, net of expenses, was generated from the termination of the TANDBERG Television transaction. Additionally, as described earlier, the Company raised approximately $276.0 million in a 2% Convertible Senior Notes offering completed in November 2006. Inventory and turns for the first quarter 2007 were $78.2 million and 7.7 on an annualized basis, as compared to $94.2 million and 6.8 on an annualized basis for the fourth quarter 2006. Accounts receivable ended the first quarter at $125.9 million with DSOs of 46.8 as compared to $115.3 million and DSOs of 45.9 at the end of the fourth quarter 2006.
“The business momentum that we experienced in 2006 continues robustly into 2007,” said Bob Stanzione, ARRIS Chairman & CEO. “We see the spending trends of our customers now driven by external competitive and market forces that we believe should extend well into the future. Our technology leadership is well recognized in many product categories and new products now being introduced for the small and medium-size business markets will help maintain our momentum in voice over IP and high speed data rollouts.”
“I am very pleased with our first quarter results and my enthusiasm continues to grow as I observe the success our customers are enjoying as a result of rolling out ARRIS’ products,” said David Potts, ARRIS EVP & CFO. “Looking forward, we now project that our revenues for the second quarter 2007 will be in the range of $240 to $250 million with net income per diluted share, on a U.S. GAAP basis, in the range of $0.18 to $0.20 including amortization of intangibles and equity compensation expense of $0.02 after tax. Our guidance assumes a tax rate of approximately 34% for the second quarter.”
ARRIS management will conduct a webcast with slides and a conference call at 5:00pm EST, today, Wednesday, April 25, 2007, to discuss these results in detail. To access the webcast go to www.arrisi.com and click on Investor Relations. You may also participate in the conference call by dialing 866-314-4483, or 617-213-8049 for international calls, conference passcode 57025964. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EST conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, May 1, 2007 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 41928616. A replay of the webcast, including the slides, will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS’ complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS’ products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	second quarter 2007 revenues and net income;

•	gross margin;

•	operating expenses;

•	income tax expense impacts;

•	cash generation;

•	expected sales levels and acceptance of certain ARRIS products;

•	the general market outlook; and

•	the outlook for industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the second quarter of 2007 as well as the general outlook for 2007 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$441,317	$461,618	$179,971	$167,174	$129,559
Short-term investments	134,610	87,575	30,000	30,000	36,250

Total cash, cash equivalents and short-term investments	575,927	549,193	209,971	197,174	165,809

Restricted cash	3,128	3,124	6,126	6,112	6,092
Accounts receivable, net	125,866	115,304	120,740	104,143	91,360
Other receivables	9,778	2,556	5,621	4,621	4,138
Inventories, net	78,186	94,226	101,062	91,764	99,673
Prepaids	3,500	3,547	3,751	2,959	4,094
Current deferred income tax assets	26,818	29,285	—	—	—
Other current assets	4,001	3,717	2,435	4,119	3,251

Total current assets	827,204	800,952	449,706	410,892	374,417

Property, plant and equipment, net	28,076	28,287	25,338	24,423	24,327
Goodwill	150,569	150,569	150,569	150,569	150,569
Intangibles, net	230	288	345	483	702
Investments	3,569	3,520	3,438	3,410	3,358
Noncurrent deferred income tax assets	18,639	20,874	—	—	—
Other assets	7,790	9,067	641	408	388

	$1,036,077	$1,013,557	$630,037	$590,185	$553,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$41,337	$60,853	$44,440	$40,241	$41,478
Accrued compensation, benefits and related taxes	9,991	23,269	19,630	14,648	9,503
Accrued warranty	7,968	8,234	8,582	8,296	8,020
Other accrued liabilities	32,411	29,057	28,371	27,012	22,151

Total current liabilities	91,707	121,413	101,023	90,197	81,152
Long-term debt	276,000	276,000	—	—	—
Accrued pension	12,420	12,061	11,947	13,266	12,943
Noncurrent income tax payable	4,334	3,041	—	—	—
Other long-term liabilities	5,606	5,621	5,589	5,644	5,618

	390,067	418,136	118,559	109,107	99,713

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,096	1,089	1,086	1,083	1,081
Capital in excess of par value	773,839	761,500	747,721	744,556	740,954
Unrealized gain on marketable securities	1,345	1,297	1,219	1,165	1,114
Unfunded pension losses	(4,462)	(4,462)	(4,618)	(4,618)	(4,618)
Accumulated deficit	(125,624)	(163,268)	(233,519)	(260,081)	(284,831)
Unrealized gain on derivatives	—	(551)	(227)	(843)	532
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	646,010	595,421	511,478	481,078	454,048

	$1,036,077	$1,013,557	$630,037	$590,185	$553,761

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006
Net sales	$235,253	$208,344
Cost of sales	166,506	151,837

Gross profit	68,747	56,507
Gross profit %	29.2%	27.1%

Operating expenses:
Selling, general, and administrative expenses	24,175	21,278
Research and development expenses	18,096	15,074
Restructuring and impairment charges	421	328
Amortization of intangibles	58	218

	42,750	36,898

Operating income	25,997	19,609
Other expense (income):
Interest expense	1,668	10
Loss on investments and notes receivable	19	—
Gain on foreign currency	167	(317)
Interest income	(6,483)	(1,520)
Gains related to terminated acquisition, net of expenses	(22,835)	—
Other (income) expense, net	220	106

Income from continuing operations before income taxes	53,241	21,330
Income tax expense (benefit)	15,597	628

Net income from continuing operations	37,644	20,702
Income from discontinued operations	—	21

Net income	$37,644	$20,723

Net income per common share — basic:
Income from continuing operations	$0.35	$0.19
Income from discontinued operations	—	—

Net income	$0.35	$0.20

Net income per common share — diluted:
Income from continuing operations	$0.34	$0.19
Income from discontinued operations	—	—

Net income	$0.34	$0.19

Weighted average common shares:
Basic	108,467	106,227

Diluted	110,988	109,345

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006
Operating Activities:
Net income	$37,644	$20,723
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,497	2,618
Amortization of intangibles	58	218
Equity compensation expense	2,656	2,248
Excess tax benefits from stock-based compensation plans	(4,855)	(169)
Deferred income tax provision	4,702	—
Amortization of deferred finance fees	279	—
Provision for doubtful accounts	371	(265)
Gain related to previously written off receivables	(377)	(475)
Loss on disposal of fixed assets	—	2
Loss on investments and notes receivable	19	—
Income from discontinued operations	—	(21)
Gains related to terminated acquisition, net of expenses	(22,835)	—
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(10,933)	(7,555)
Other receivables	(7,222)	(3,852)
Inventory	16,040	14,236
Accounts payable and accrued liabilities	(24,842)	(3,639)
Prepaids and other, net	2,763	7,280

Net cash provided by (used in) operating activities	(4,035)	31,349

Investing Activities:
Purchases of property, plant, and equipment	(2,287)	(1,389)
Cash proceeds from terminated acquisition, net of expenses paid	10,881	—
Cash paid for hedge related to terminated acquisition	(26,469)	—
Cash proceeds from hedge related to terminated acquisition	38,750	—
Purchases of short term investments	(128,135)	—
Disposals of short term investments	81,100	18,000

Net cash provided by (used in) investing activities	(26,160)	16,611

Financing Activities:
Excess tax benefits from stock-based compensation plans	4,855	169
Repurchase of shares to satisfy employee tax withholdings	—	(27)
Proceeds from issuance of common stock	5,039	6,171

Net cash provided by financing activities	9,894	6,313
Net increase (decrease) in cash and cash equivalents	(20,301)	54,273
Cash and cash equivalents at beginning of period	461,618	75,286

Cash and cash equivalents at end of period	$441,317	$129,559

ARRIS GROUP, INC.
SUPPLEMENTAL EARNINGS RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2007		Q1 2006		Q4 2006
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$37,644	$0.34	$20,723	$0.19	$70,252	$0.64
Highlighted items:
Impacting gross margin:
Equity compensation	165	—	108	—	142	—
Impacting operating expenses:
Gains related to previously written off receivables	(377)	—	(475)	—	—	—
Restructuring charges — adjustments to existing accruals	421	—	328	—	1,863	0.02
Amortization of intangibles	58	—	218	—	57	—
Equity compensation	2,491	0.02	2,140	0.02	2,213	0.02
Impacting discontinued operations:
Restructuring charges — adjustments to existing accruals	—	—	(21)	—	(97)	—
Impacting net income (loss) from continuing operations
Gains related to terminated acquisition, net of expenses	(22,835)	(0.21)	—	—	—	—
Adjustments of income tax valuation allowances	(3,246)	(0.03)	—	—	(38,791)	(0.35)
Tax related to all highlighted items above	7,754	0.07	—	—	—	—

Total highlighted items	(15,569)	(0.14)	2,298	0.02	(34,613)	(0.32)

Net income excluding highlighted items	$22,075	$0.20	$23,021	$0.21	$35,639	$0.32

Weighted average common shares — diluted		110,988		109,345		109,739

ARRIS believes that presenting net income and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS’ financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS adopted SFAS 123R effective July 1, 2005, as a result of which ARRIS will record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS highlighted significant losses related to bad debt expense associated with Adelphia. ARRIS recognized gains in the first quarters of 2006 and 2007 associated with these previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur. Similarly, the restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. Lastly, during the fourth quarter of 2006, ARRIS reduced a large portion of the valuation allowances related to deferred income tax assets, based on the current judgment that the benefits will be realized, and recorded a tax benefit related to research and development credits for the period from 2001-2006. In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.